                                                                      Exhibit 21

                     SUBSIDIARIES OF NOBLE AFFILIATES, INC.

The following table sets forth the material subsidiaries of Noble Affiliates, Inc. as of March 1, 1997:

Samedan Oil Corporation (1)                                               Delaware

Noble Gas Marketing, Inc. (1)                                             Delaware

Noble Trading, Inc. (1)                                                   Delaware

NPM, Inc. (1)                                                             Delaware

Noble Gas Pipeline, Inc. (2)                                              Delaware

Samedan Oil of Canada, Inc. (3)                                           Delaware

Samedan of North Africa, Inc. (3)                                         Delaware

Samedan Oil of Indonesia, Inc. (3)                                        Delaware

Samedan Pipe Line Corporation (3)                                         Delaware

Samedan Royalty Corporation (3)                                           Delaware

Samedan of Tunisia, Inc. (3)                                              Delaware

Samedan - NEEI Exploration Company (4)                                    Oklahoma

Samedan LPG (5)                                                           Cayman Islands, British West Indies

Energy Development Corporation (3)                                        New Jersey

Brabant Petroleum, Ltd. (6)                                               United Kingdom

EDC Argentina, Inc. (6)                                                   Delaware

EDC Australia, Ltd. (6)                                                   Delaware

EDC China, Inc. (6)                                                       Delaware

EDC Ecuador Ltd. (6)                                                      Delaware

EDC (HIPS), Inc. (6)                                                      Delaware

EDC Portugal Ltd. (6)                                                     Delaware

EDC Senegal Ltd. (6)                                                      Delaware

EDC (U.K.) LTD (6)                                                        Delaware

Gasdel Pipeline System Incorporated (6)                                   New Jersey

HGC, Inc. (6)                                                             Delaware

Producers Service, Inc. (6)                                               New Jersey

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(1)   100% owned by Noble Affiliates, Inc.

(2)   100% owned by Noble Gas Marketing, Inc.

(3)   100% owned by Samedan Oil Corporation

(4)   50% general partnership interest owned by Samedan Oil Corporation

(5)   100% owned by Samedan of North Africa, Inc.

(6)   100% owned by Energy Development Corporation